Exhibit 99.1

Contact: Michael R. Sand
         President & CEO
         Dean J. Brydon, CFO
         (360) 533-4747
         www.timberlandbank.com


                 Timberland Bancorp Declares Dividend and
                 Announces Fiscal Second Quarter Results

Revenues Increased 13%, Non-interest Income Increased 111%, and Deposits Increased 6% from Prior Quarter; Total Risk Based Capital at 16.26%; Loan Loss Reserve Strengthened to 2.13% of Loans; Net Interest Margin Remains Strong at 4.06%; Dividend of $0.11 Per Share Maintained; Total Loan Originations of $98.3 million for the Quarter


HOQUIAM, WA April 30, 2009 -- Timberland Bancorp, Inc. (NASDAQ: TSBK) ("Timberland" or "The Company")), today announced that the Board of Directors declared a quarterly cash dividend of $0.11 per common share. The Board of Directors sets dividend payments on common shares each quarter based on the regional economic outlook, capital requirements and other factors. The Directors will continue in future periods to discuss and evaluate the dividend amount based on these factors.

Timberland also today reported its financial results for the second fiscal quarter ended March 31, 2009 which showed a strong 13% increase in operating revenues while net earnings were reduced by increased loan loss reserves and lower securities valuations. Timberland reported a net loss of $1.4 million or ($0.21) per diluted common share primarily as a result of increasing its provision for loan losses to $5.2 million during the quarter and recognizing a $1.0 million other than temporary impairment ("OTTI") charge on certain securities the Bank is holding to maturity. Second quarter income available for common shareholders, adjusted for the dividend of $208,000 payable to the U.S. Treasury on preferred stock, was a net loss of $1.6 million or ($0.24) per diluted common share compared to earnings of $1.6 million, or $0.24 per diluted common share for the fiscal second quarter one year ago. For the first six months of fiscal 2009, the net loss was $1.0 million and the income available to common shareholders adjusted for the dividend payable to U.S. Treasury was a net loss of $1.3 million or ($0.19) per diluted common share compared to net income of $3.2 million, or $0.48 per diluted common share for the first six months of fiscal 2008.

Record mortgage originations generated a 107% increase in gains from loan sales during the second quarter and increased operating revenue 13%. Operating revenues (excluding the OTTI expense) increased to $9.3 million for the quarter ended March 31, 2009, compared to $8.2 million for the like quarter in the prior fiscal year. Second quarter fixed rate mortgage loan originations which were sold in the secondary market reached a record $60.7 million. "Originating mortgage loans for sale into the secondary market continues to be a strong source of revenues for the Bank," said Michael R. Sand, President and CEO. "We expect to deliver just over $20 million of such loans in April and have $32 million currently scheduled for May delivery to Freddie Mac." The $5.2 million provision for loan losses significantly exceeded net loan charge-offs of $1.2 million during the 2009 fiscal second quarter and increased the ratio of loan loss reserves to loans to 2.13% at March 31, 2009, up 69 basis points from the preceding quarter and 92 basis points from one year ago. "As the regional economy continues to decline, we are seeing values in local real estate fall, particularly for building lots and land held for development in Pierce and King Counties," said Sand. "The present economic environment is as challenging as any that most contemporary bankers have experienced. Even so, we have begun to see movement in the purchase of fairly priced homes in our markets. Three offers have been accepted this month for Bank owned properties."

Fiscal Second Quarter 2009 Highlights: (quarter ended March 31, 2009 compared to the quarter ended March 31, 2008)

     --  Total assets increased 6% to $693 million from $655 million
     --  Deposits increased 8% to $506 million
     -- Capital levels remain exceptionally strong: Tier 1 Capital Ratio at 12.5%; Total Risk Based Capital at 16.3%
     -- Revenues (excluding OTTI charge) increased 13% to $9.3 million from $8.2 million.
     -- Non-interest income (excluding OTTI charges) increased 87% to $2.9 million
     -- Construction loans and land development loans declined 18% year over year and 7% from the prior fiscal quarter.

Timberland Q2 Earnings
April 30, 2009
Page 2

     -- Maintained the dividend to common shareholders at $0.11 per share -- Tangible book value per common share was $9.26 and book value per common share was $10.19 at quarter end

Capital Ratios and Asset Quality

Timberland Bancorp remains very well capitalized with a total risk-based capital ratio of 16.3%. "Our participation in the Treasury's Capital Purchase Program enhanced Timberland's already strong capital position and has supported the Bank's lending initiatives this past quarter," stated Sand. "Total loan originations increased to $98.3 million for the quarter from $43.9 million the prior quarter. Historically low interest rates continue to present homeowners with a significant opportunity to reduce their monthly payments by refinancing."

The non-performing assets ("NPAs") to total assets ratio was 3.32% at March 31, 2009 compared to 2.20% at December 31, 2008. During the quarter ended March 31, 2009 net charge-offs were $1.17 million compared to $1.20 million during the quarter ended December 31, 2008. The allowance for loan losses totaled $12.05 million at March 31, 2009, or 2.13% of total loans compared to $8.2 million, or 1.44% of loans receivable at December 31, 2008 and $6.7 million, or 1.21% of loans receivable one year ago.

Non-performing loans ("NPLs") increased to $19.9 million at March 31, 2009 and were comprised of 49 loans and 34 credit relationships. Included in the NPLs are:

     -- 4 - Land development loans totaling $5.88 million (of which the largest has a balance of $2.60 million)
     -- 18 - Individual lot / land loans totaling $3.90 million (of which the largest has a balance of $1.00 million)
     -- 13 - Single family speculative loans totaling $3.78 million (of which the largest has a balance of $451,000)
     -- 6 - Commercial real estate loans totaling $3.61 million (of which the largest has a balance of $1.39 million)
     --  1 - Multi-family loan for $1.39 million
     -- 3 - Single family home loans totaling $595,000 (of which the largest has a balance of $334,000)
     --  3 - Commercial business loans totaling $592,000
     --  1 - Single family construction loan for $123,000

Charge-offs for the quarter were associated with 12 relationships which primarily involved construction and land development loans. In recognition of a real estate market that reflected lower valuations during the past quarter net charge-offs included the following:

     -- $325,000 to reduce exposure to the speculative construction inventory and land holdings of four contractors
     --  $561,000 on two land development loans
     --  $145,000 on loans secured by land
     --  $100,000 on  two home equity loans
     --  $40,000 on a single family home

Other real estate owned ("OREO") and other repossessed assets increased to $2.83 million at March 31, 2009 and consisted of nine single family residences in Pierce County totaling $2.61 million, one single family residence in Kitsap County with an $87,000 balance, three land loans in Grays Harbor County totaling $126,000 and two vehicles totaling $6,000.

The dividend to common shareholders of $0.11 per share will be payable on May 29, 2009 to shareholders of record at May 15, 2009. This payment will be the 45th consecutive quarterly cash dividend that Timberland has paid on its common stock.

Balance Sheet Management

Total assets increased 3% during the quarter to $693.0 million at March 31, 2009 from $671.6 million at December 31, 2008 reflecting the enhanced liquidity from higher cash equivalents being maintained. Liquidity as measured by cash equivalents and available for sale investments securities to liabilities increased to 11.8% at March 31, 2009, from 8.5% at December 31, 2008. "We continue to work to improve the mix of loans in our portfolio, specifically by reducing our exposure to construction and land development loans, which have decreased more than $36 million year over year," said Dean Brydon, Chief Financial Officer. Net loans receivable increased 1% year-over-year to $554.4 million at March 31, 2009, from $547.8 million a year ago. The net loan portfolio remained consistent with the preceding quarter as increases in commercial real estate loans, one-to-

Timberland Q2 Earnings
April 30, 2009
Page 3

four family mortgage loans and land loans were offset by decreases in construction and land development loans, multi-family loans, commercial business loans and consumer loans. During the current quarter the one-to-four family speculative construction portfolio decreased by 10% and the land development portfolio decreased by 11%. "Combined, we have reduced our exposure to construction and loan development loans by more than 18% from a year ago," Brydon added.

LOAN PORTFOLIO
($ in thousands)     March 31, 2009      Dec. 31, 2008     March 31, 2008
                     Amount  Percent    Amount  Percent    Amount  Percent
                    -------- -------   -------- -------   -------- -------
Mortgage Loans:
  One-to-four
   family (1)       $120,519      20%  $114,169      19%  $108,117      18%
  Multi-family        22,472       4     26,449       4     37,932       6
  Commercial         164,778      27    151,630      25    136,112      22
  Construction and
   land development  160,980      26    172,828      29    197,384      32
  Land                67,388      11     63,241      10     55,158       9
                    -------- -------   -------- -------   -------- -------
    Total mortgage
     loans           536,137      88    528,317      87    534,703      87
Consumer Loans:
  Home equity and
   second mortgage    43,948       7     49,895       8     47,003       8
  Other               10,767       2      9,838       2     10,888       2
                    -------- -------   -------- -------   -------- -------
    Total consumer
     loans            54,715       9     59,733      10     57,891      10
Commercial business
 loans                15,624       3     18,700       3     20,177       3
                    -------- -------   -------- -------   -------- -------
Total loans         $606,476     100%  $606,750     100%  $612,771     100%
Less:
  Undisbursed
   portion of
   construction
   loans in process  (37,543)           (38,350)           (55,447)
  Unearned income     (2,511)            (2,678)            (2,782)
  Allowance for
   loan losses       (12,049)            (8,166)            (6,697)
                    --------           --------           --------
Total loans
 receivable, net    $554,373           $557,556           $547,845
                    ========           ========           ========

(1)  Includes loans held for sale


CONSTRUCTION LOAN COMPOSITION
($ in
 thousands)     March 31, 2009       Dec. 31, 2008        March 31, 2008
                        Percent              Percent              Percent
                        of Loan              of Loan              of Loan
               Amount  Portfolio    Amount  Portfolio    Amount  Portfolio
              -------- ---------   -------- ---------   -------- ---------
Custom and
 owner /
 builder      $ 35,061         6%  $ 43,832         7%  $ 46,311         8%
Speculative     24,393         4     27,117         5     42,582         7
Commercial
 real estate    47,642         8     43,043         7     56,964         8
Multi-family
 (including
 condominium)   29,979         5     32,117         5     21,941         7
Land
 development    23,905         4     26,719         4     29,586         4
              --------             --------             --------
  Total
   construction
   loans      $160,980             $172,828             $197,384

Loan originations increased to $98.3 million for the quarter ended March 31, 2009 from $43.9 million for preceding quarter and from $59.0 million for the quarter ended one year ago. Increased loan originations in the current quarter were primarily a result of increased demand to refinance one-to-four family mortgage loans at historically low interest rates. Timberland Bank continues to sell fixed rate one-to four-family mortgage loans into the secondary market for asset-liability management purposes and to generate non-interest income. During the quarter ended March 31, 2009, fixed-rate one-to-four family mortgage loan sales totaled $60.7 million.

Timberland's investment securities decreased by $3.1 million during the quarter to $25.3 million at March 31, 2009 from $28.4 million at December 31, 2008, primarily as a result of a $1.7 million decline in the market value of 25 private label mortgage-backed securities, and regular amortization and prepayments on mortgage-backed securities. Of the $1.7 million market value adjustment on the held-to-maturity securities, $993,000 was expensed through the income statement as OTTI charges and

Timberland Q2 Earnings
April 30, 2009
Page 3

$741,000 was adjusted through the other comprehensive loss equity account on the balance sheet. The securities on which impairments are being recognized were acquired with the in-kind redemption of the investment in the AMF family of mutual funds in June 2008.

DEPOSIT BREAKDOWN
($ in thousands)
                      March 31, 2009     Dec. 31, 2008     March 31, 2008
                     Amount  Percent     Amount Percent    Amount  Percent
                    -------- -------   -------- -------   -------- -------
Non-interest
 bearing            $ 53,783      11%  $ 51,775      11%  $ 50,068      11%
N.O.W. checking       95,093      19     89,151      19     88,350      19
Savings               54,525      11     55,082      12     57,212      12
Money market          62,940      12     61,210      13     47,244      10
Certificates of
 deposit under $100  139,863      28    129,867      27    137,529      29
Certificates of
 deposit $100 and
 over                 73,703      14     64,281      13     74,376      16
Certificates of
 deposit - brokered   25,991       5     25,975       5     15,058       3
                    -------- -------   -------- -------   -------- -------
  Total deposits    $505,898     100%  $477,341     100%  $469,837     100%
                    ======== =======   ======== =======   ======== =======

Total deposits increased 6% to $505.9 million at March 31, 2009, from $477.3 million at December 31, 2008 primarily as a result of a $19.4 million increase in certificate of deposit accounts, a $5.9 million increase in N.O.W. checking accounts, a $2.0 million increase in non-interest bearing accounts and a $1.7 million increase in money market accounts.

Total shareholders' equity decreased $2.6 million to $88.3 million at March 31, 2009, from $90.9 million at December 31, 2008. The decrease in shareholders' equity was primarily due to the net loss of $1.4 million, dividends to common shareholders of $769,000, a $528,000 change in accumulated other comprehensive loss and a $208,000 preferred stock dividend payable to the U.S. Treasury.

Operating Results

Fiscal second quarter operating revenue (net interest income before provision for loan losses, plus non-interest income excluding OTTI charges), increased 13% to $9.3 million compared to $8.2 million in the like quarter a year ago. The increase was primarily a result of increased non-interest income from loan sales (gain on sale of loans and servicing income recorded), increased non-interest income from service charges on deposits and a $134,000 non-recurring gain on the Bank's investment in bank owned life insurance (BOLI). For the first six months of fiscal 2009, operating revenues (excluding OTTI charges) increased 8% to $17.9 million from $16.6 million in the first half of fiscal 2008, with higher contributions from fee income and gain on sale of loans.

Net interest income before the provision for loan losses decreased 4% to $6.4 million for the quarter ended March 31, 2009, from $6.7 million for the like quarter a year ago with interest and dividend income decreasing 10% and interest expense decreasing 20%. The decrease in net interest income was primarily due to an increase in non-accrual interest and margin compression due to the lower interest rate environment. In spite of the challenging interest rate environment, Timberland's net interest margin remained strong at 4.06% for the current quarter, a decrease of 13 basis points from 4.19% for the quarter ended December 31, 2008 and a decrease of 38 basis points from 4.44% for the quarter a year ago.

For the first six months of fiscal 2009, net interest income before the provision for loan losses decreased 5% to $12.9 million from $13.6 million in the like period a year ago. Net interest margin year to date was 4.12%, down 40 basis points from a year ago.

In the second fiscal quarter Timberland recorded a provision of $5.2 million to its allowance for loan losses, compared to $1.3 million in the preceding quarter and $700,000 in the like quarter in the prior fiscal year. For the first six months of fiscal 2009, the provision for loan losses totaled $6.5 million, compared to $1.9 million in the first six months of fiscal 2008. Net charge-offs for the quarter ended March 31, 2009 totaled $1.17 million compared to $1.20 million for the quarter ended December 31, 2008 and no charge-offs for the quarter ended March 31, 2008. Year to date, net charge-offs were $2.4 million compared to no charge-offs in the first six months one year ago.

Timberland Q2 Earnings
April 30, 2009
Page 5

Timberland's total operating (non-interest) expenses increased 5% to $5.4 million for the second fiscal quarter from $5.2 million from the like quarter one year ago and decreased 2% from $5.5 million from the immediately prior quarter. Year to date, total operating expenses increased 9% to $11.0 million from $10.1 million in the first half of fiscal 2008.

About Timberland Bancorp, Inc.

Timberland Bancorp operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo. Timberland Bank received a four-star rating from Bauer Financial, a widely recognized independent bank rating agency.

Timberland Q2 Earnings
April 30, 2009
Page 6

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
($ in thousands, except per share             Three Months Ended
 amounts)                              March 31,   Dec. 31,     March 31,
(unaudited)                              2009        2008         2008
                                     -----------  -----------  -----------
Interest and dividend income
Loans receivable                     $     9,419  $     9,570  $    10,358
Investments and mortgage-backed
 securities                                  347          412          142
Dividends from mutual funds and
 FHLB stock                                    9           10          395
Federal funds sold                             5           24           27
Interest bearing deposits in banks            21            9            4
                                     -----------  -----------  -----------
   Total interest and dividend income      9,801       10,025       10,926
Interest expense
Deposits                                   2,385        2,496        3,117
FHLB advances                                999        1,065        1,132
Other borrowings                              --           --            6
                                     -----------  -----------  -----------
   Total interest expense                  3,384        3,561        4,255
                                     -----------  -----------  -----------
   Net interest income                     6,417        6,464        6,671
Provision for loan losses                  5,176        1,315          700
                                     -----------  -----------  -----------
   Net interest income after provision
    for loan losses                        1,241        5,149        5,971


Non-interest income
Service charges on deposits                1,009        1,150          648
Gain on sale of loans, net                   340          164          144
Other than temporary impairment on
 securities                                 (993)      (1,170)          --
Bank owned life insurance ("BOLI") net
 earnings                                    256          121          119
Servicing income on loans sold               703          150          179
ATM transaction fees                         306          288          302
Other                                        291          203          162
                                     -----------  -----------  -----------
   Total non-interest income               1,912          906        1,554
Non-interest expense
Salaries and employee benefits             2,826        3,073        2,986
Premises and equipment                       696          663          650
Advertising                                  229          191          268
Loss from other real estate operations        99           62           --
ATM expenses                                 161          125          142
Postage and courier                          126          119          130
Amortization of core deposit intangible       54           54           62
State and local taxes                        154          143          147
Professional fees                            213          135          145
Other                                        884          972          676
                                     -----------  -----------  -----------
   Total non-interest expense              5,442        5,537        5,206
Income (loss) before federal and
 state income taxes                       (2,289)         518        2,319
Federal and state income taxes
 (credit)                                   (896)         157          734
                                     -----------  -----------  -----------
   Net income (loss)                 $    (1,393) $       361  $     1,585
                                     ===========  ===========  ===========

Preferred stock dividend payable     $       208  $        18  $        --
                                     -----------  -----------  -----------
Net income (loss) avail. to common
 shareholders:                       $    (1,601) $       343  $     1,585

Earnings (loss) per common share:
   Basic                             $     (0.24) $      0.05  $      0.25
   Diluted                           $     (0.24) $      0.05  $      0.24
Weighted average common shares
 outstanding:
   Basic                               6,614,216    6,570,776    6,441,367
   Diluted                             6,614,216    6,578,080    6,560,806

Timberland Q2 Earnings
April 30, 2009
Page 7

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                        Six Months Ended
($ in thousands, except per share)                 March 31,    March 31,
(unaudited)                                          2009         2008
                                                  -----------  -----------
Interest and dividend income
Loans receivable                                  $    18,989  $    21,121
Investments and mortgage-backed securities                760          391
Dividends from mutual funds and FHLB stock                 19          818
Federal funds sold                                         28           58
Interest bearing deposits in banks                         30           14
                                                  -----------  -----------
  Total interest and dividend income                   19,826       22,402
Interest expense
Deposits                                                4,882        6,450
FHLB advances                                           2,063        2,348
Other borrowings                                            1           14
                                                  -----------  -----------
  Total interest expense                                6,946        8,812
                                                  -----------  -----------
  Net interest income                                  12,880       13,590
Provision for loan losses                               6,491        1,900
                                                  -----------  -----------
  Net interest income after provision for loan
   losses                                               6,389       11,690

Non-interest income
Service charges on deposits                             2,159        1,344
Gain on sale of loans, net                                504          237
Other than temporary impairment on securities          (2,163)          --
BOLI net earnings                                         378          239
Servicing income on loans sold                            853          297
ATM transaction fees                                      594          601
Other                                                     493          334
                                                  -----------  -----------
  Total non-interest income                             2,818        3,052
                                                  -----------  -----------
Non-interest expense
Salaries and employee benefits                          5,899        5,906
Premises and equipment                                  1,359        1,114
Advertising                                               420          450
Loss from real estate operations                          160           --
ATM expenses                                              286          291
Postage and courier                                       244          247
Amortization of core deposit intangible                   109          124
State and local taxes                                     297          298
Professional fees                                         348          292
Other                                                   1,855        1,335
                                                  -----------  -----------
  Total non-interest expense                           10,977       10,057
Income (loss) before federal and state income
 taxes                                                 (1,770)       4,685
Federal income taxes (credit)                            (739)       1,484
                                                  -----------  -----------
  Net income (loss)                               $    (1,031) $     3,201
                                                  ===========  ===========

Preferred stock dividends payable                 $       227  $        --
                                                  -----------  -----------
Net income (loss) avail. to common shareholders   $    (1,258) $     3,201
Earnings (loss) per common share:
  Basic                                           $     (0.19) $      0.49
  Diluted                                         $     (0.19) $      0.48
Weighted average common shares outstanding:
  Basic                                             6,592,257     6,478,600
  Diluted                                           6,595,949     6,618,101

Timberland Q2 Earnings
April 30, 2009
Page 8

TIMBERLAND BANCORP, INC.
CONSOLIDATED BALANCE SHEET
($ in thousands, except per share amounts) (unaudited)

                                         March 31,   Dec. 31,    March 31,
                                           2009        2008        2008
                                        ----------  ----------  ----------
Assets
Cash equivalents:
  Cash and due from financial
   institutions                         $   10,001  $   12,049  $   12,165
  Interest-bearing deposits in other
   banks                                    46,892      12,138         883
  Federal funds sold                            --       9,725       1,220
                                        ----------  ----------  ----------
                                            56,893      33,912      14,268

Investments and mortgage-backed
 securities:
  Held to maturity                          10,726      12,891          60
  Available for sale                        14,563      15,492      42,868
FHLB stock                                   5,705       5,705       5,705
                                        ----------  ----------  ----------
                                            30,994      34,088      48,633

Loans receivable                           558,644     563,312     549,593
Loans held for sale                          7,778       2,410       4,949
Less: Allowance for loan losses            (12,049)     (8,166)     (6,697)
                                        ----------  ----------  ----------
Net loans receivable                       554,373     557,556     547,845


Accrued interest receivable                  2,913       3,087       3,055
Premises and equipment                      17,698      17,369      16,470
Other real estate owned ("OREO") and
 other repossessed items                     2,827       1,266          --
BOLI                                        13,280      13,023      12,654
Goodwill                                     5,650       5,650       5,650
Core deposit intangible                        863         917       1,096
Mortgage servicing rights                    1,912       1,336       1,145
Other assets                                 5,601       3,388       3,697
                                        ----------  ----------  ----------
Total Assets                            $  693,004  $  671,592  $  654,513
                                        ==========  ==========  ==========

Liabilities and Shareholders' Equity
Non-interest-bearing deposits           $   53,783  $   51,775  $   50,068
Interest-bearing deposits                  452,115     425,566     419,769
                                        ----------  ----------  ----------
  Total deposits                           505,898     477,341     469,837

FHLB advances                               95,000      99,609     105,663
Other borrowings: repurchase agreements        689         714         815
Other liabilities and accrued expenses       3,074       2,985       3,356
                                        ----------  ----------  ----------
Total Liabilities                          604,661     580,649     579,671
                                        ----------  ----------  ----------

Shareholders' Equity
Preferred stock - $.01 par value;
 1,000,000 shares authorized;                   --          --          --
  March 31, 2009 - 16,641 shares
  issued and outstanding
  Dec. 31, 2008 - 16,641 shares
  issued and outstanding
Common stock - $.01 par value;
 50,000,000 shares authorized;                  71          70          69
  March 31, 2009 - 7,045,036 shares
  issued and outstanding
  Dec. 31, 2008 - 7,028,015 shares
  issued and outstanding
  March 31, 2008 - 6,876,653 shares
  issued and outstanding
Additional paid in capital                  24,509      24,332       8,527
Unearned shares- Employee Stock Ownership
 Plan                                       (2,644)     (2,710)     (2,908)

Stock warrants                               1,158       1,158          --
Retained earnings                           66,684      69,000      70,125
Accumulated other comprehensive loss        (1,435)       (907)       (971)
                                        ----------  ----------  ----------
Total Shareholders' Equity                  88,343      90,943      74,842
                                        ----------  ----------  ----------
Total Liabilities and Shareholders'
 Equity                                 $  693,004  $  671,592  $  654,513
                                        ==========  ==========  ==========

Timberland Q2 Earnings
April 30, 2009
Page 9


KEY FINANCIAL RATIOS AND DATA
($ in thousands, except per share amounts) (unaudited)


                                              Three Months Ended
                                       -------------------------------
                                       March 31,   Dec. 31,   March 31,
                                         2009       2008       2008
                                       ---------  ---------  ---------
PERFORMANCE RATIOS:
Return (loss) on average assets (a)       (0.82%)      0.22%      0.98%
Return (loss) on average equity (a)       (6.10%)      1.88%      8.48%
Net interest margin (a)                    4.06%       4.19%      4.44%
Efficiency ratio (b)                      65.34%      75.13%     63.29%

                                             Six  Months Ended
                                       -------------------------------
                                        March 31,            March 31,
                                          2009                 2008
                                       ---------             ---------
Return (loss) on average assets (a)        (0.31%)                0.99%
Return (loss) on average equity (a)        (2.46%)                8.55%
Net interest margin (a)                     4.12%                 4.52%
Efficiency ratio (b)                       69.93%                60.43%
                                        March 31,  Dec. 31,  March 31,
                                          2009       2008      2008
                                       ---------  ---------  ---------
ASSET QUALITY RATIOS:
Non-performing loans                   $  19,867  $  13,520  $   6,388
Non-performing investment securities         310         --         --
OREO and other repossessed assets          2,827      1,266         --
                                       ---------  ---------  ---------
Total non-performing assets            $  23,004  $  14,786  $   6,388

Non-performing assets to total
 assets (c)                                 3.32%      2.20%      0.98%
Allowance for loan losses to
 non-performing loans                         61%        60%       105%
Troubled debt restructured loans       $   9,889  $      --  $   2,491

CAPITAL RATIOS:
Tier 1 leverage capital                    12.45%     13.07%     10.53%
Tier 1 risk based capital                  15.00%     15.47%     12.08%
Total risk based capital                   16.26%     16.73%     13.28%

BOOK VALUES:
Book value per common share (d)        $   10.18  $   10.58  $   10.88
Book value per common share (e)        $   10.72  $   11.16  $   11.53
Tangible book value per common
 share (d) (f)                         $    9.26  $    9.65  $    9.90
Tangible book value per common
 share (e) (f)                         $    9.75  $   10.17  $   10.49

(a)  Annualized
(b) Calculation includes the OTTI charge incurred during the periods ended December 31, 2008 and March 31, 2009.
     Excluding OTTI charges the efficiency ratio was 58.38% for three months ended March 31, 2009; 64.84% for the three months ended December 31, 2008; and 61.46% for the six months ended March 31, 2009.
(c) Non-performing assets include non-accrual loans, non-accrual investment securities, and other real estate owned and other repossessed assets
(d)  Calculation includes ESOP shares not committed to be released
(e)  Calculation excludes ESOP shares not committed to be released
(f) Calculation subtracts goodwill and core deposit intangible from the equity component

Timberland Q2 Earnings
April 30, 2009
Page 10

AVERAGE BALANCE SHEET:                          Three Months Ended
                                       ----------------------------------
                                       March 31,    Dec. 31,     March 31,
                                         2009         2008         2008
                                       --------     --------     --------
Average total loans                    $568,981     $564,782     $546,349
Average total interest earning assets   632,479      617,284      600,872
Average total assets                    678,750      663,339      647,851
Average total interest bearing deposits 434,896      430,259      411,465
Average FHLB advances and other
 borrowings                              97,786      100,436      107,572
Average shareholders' equity             91,368       76,702       74,741

                                                  Six Months Ended
                                       ----------------------------------
                                       March 31,                March 31,
                                         2009                     2008
                                       ---------                ---------
Average total loans                    $ 566,858                $ 542,295
Average total interest earning assets    624,898                  601,754
Average total assets                     671,001                  649,225
Average total interest bearing deposits  432,657                  410,542
Average FHLB advances and other
 borrowings                               99,124                  107,253
Average shareholders' equity              83,951                   74,873

Disclaimer

This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.